Exhibit 10.2

ZALE CORPORATION

2005 OUTSIDE DIRECTORS’ STOCK INCENTIVE PLAN

STOCK OPTION

PLAN AGREEMENT

Social Security Number

Participant	Grant Date	Number of Options	Option Exercise Price

Grant

Zale Corporation (the “Company”) hereby grants to the Participant named above, as of the grant date above, the above number of Options to purchase common stock of the Company (“Company Stock”) at the above option exercise price subject to the terms and conditions set forth in this Plan Agreement and in the Zale Corporation 2005 Outside Directors’ Stock Incentive Plan (the “Plan”).

Vesting	Each Option shall become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant.
Expiration

The expiration date of each Option shall be ten years after the date of grant; provided, however, that if the expiration date would occur during a period in which the Participant is prohibited from trading in the Company Stock pursuant to the provisions of the Company’s insider trading policy, then the expiration date shall be extended and such Option shall expire on the 30th day after the prohibition against trading under the Company’s insider trading policy has ceased to be in effect.

Exercise

An Option may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000.

An Option shall be exercised by delivering notice to Zale Corporation Investor Relations, MS 5A-8, P.O. Box 152777, Irving, Texas 75015-2777 no less than one business day in advance of the effective date of the proposed exercise (Please call Investor Relations for the proper form). Such notice shall be accompanied by this Plan Agreement, and may be withdrawn at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by cash, certified check, bank cashier’s check or wire transfer.

Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant, or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

Resignation or Removal

Other than Cause, Disability or Death - In the event of Participant’s resignation or removal as a director of the Company for any reason other than Cause, Disability or death (i) Options granted to such Participant, to the extent that they were exercisable at the time of such resignation or removal, shall remain exercisable until the date that is three months after such resignation or removal, on which date they shall expire, and (ii) Options granted to such Participant, to the extent they were not exercisable at the time of such resignation or removal, shall expire at the close of business on the date of such resignation or removal. The three-month period described above shall be extended to one year in the event of the Participant’s death during such three-month period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

Disability or Death - In the event of Participant’s resignation or removal as a director of the Company on account of the Disability or death of the Participant (i) Options granted to such Participant, to the extent they were exercisable at the time of such resignation or removal, shall remain exercisable until the first anniversary of such resignation or removal, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such resignation or removal, shall expire at the close of business on the date of such resignation or removal; provided, however, that no Option shall be exercisable after the expiration of its term.

Cause - In the event of Participant’s resignation or removal as a director of the Company for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

Miscellaneous

Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Plan.

Zale Corporation

Authorized Officer

I hereby agree to be bound by all the terms and conditions of this Plan Agreement and the Plan.

Participant